UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2019

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street
Green Bay, Wisconsin 54301
(Address of principal executive offices)

(920) 430-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NCBS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 8, 2019, Nicolet Bankshares, Inc. (“Nicolet”) completed its merger (the “Merger”) with Choice Bancorp, Inc. (“Choice”), pursuant to the terms of Agreement and Plan of Merger, dated June 26, 2019, by and between Nicolet and Choice (the “Merger Agreement”). Choice merged with and into Nicolet, with Nicolet surviving the Merger. Immediately following the Merger, Choice’s wholly owned bank subsidiary, Choice Bank, merged with and into Nicolet’s wholly owned bank subsidiary, Nicolet National Bank (the “Bank”) pursuant to the terms of the Plan of Merger (the “Bank Plan of Merger”) by and between the Bank and Choice Bank (the “Bank Merger”).

As a result of the Merger, each shareholder of Choice received a 0.497 share of Nicolet common stock for each share of Choice common stock (the “Exchange Ratio”). The Merger Agreement provided for a cap and collar to potentially re-set the exchange ratio. Because the Nicolet Common Stock Price, as defined in the Merger Agreement, of $67.39 exceeded the $67.00 Cap, the Exchange Ratio was adjusted from 0.5 share to 0.497 share of Nicolet common stock and $67.39 was the value of cash in lieu of any fractional shares. Shares of Choice common stock held in treasury by Choice or held directly or indirectly by Nicolet were canceled. All outstanding Choice stock options were canceled in exchange for a cash payment of approximately $1.7 million. Nicolet issued approximately 1.2 million shares of its common stock to former Choice shareholders.

At the merger date, the combined company had totals assets of approximately $3.6 billion, deposits of $2.9 billion, and loans of $2.6 billion. Management has not yet fully completed its initial accounting for this business combination.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger by and between Nicolet and Choice dated June 26, 2019 (incorporated by reference to the Current Report on Form 8-K filed by Nicolet on June 27, 2019).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2019	NICOLET BANKSHARES, INC.

	By:	/s/ Ann K. Lawson
Name: Ann K. Lawson
Title: Chief Financial Officer